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                                                                      EXHIBIT 11

                      MEADOWBROOK INSURANCE GROUP, INC. AND
                                  SUBSIDIARIES
                        COMPUTATION OF PER SHARE EARNINGS

                                                        INCOME             SHARES            PER SHARE
                                                       (NUMERATOR)      (DENOMINATOR)         AMOUNT
                                                       -----------      -------------         ------

                                                        FOR THE THREE MONTHS ENDED MARCH 31, 1999
                                                        -----------------------------------------

Net (loss) before cumulative effect of
   accounting change applicable to common
   Shareholders                                         $ (1,437,766)
                                                        ============

BASIC EPS
   (Loss) before cumulative effect of
   accounting change applicable to common
   shareholders                                                            8,663,434         $ (0.16)
                                                                                             =======
EFFECT OF DILUTIVE SECURITIES
   Options                                                                   168,262
DILUTED EPS
   (Loss) before cumulative effect of
   accounting change applicable to common
   shareholders                                                            8,831,696         $ (0.16)
                                                                           =========         =======


Cumulative effect of accounting change                  $ (1,706,416)
                                                        ============

BASIC EPS
   Cumulative effect of accounting change                                  8,663,434         $ (0.20)
                                                                                             =======
EFFECT OF DILUTIVE SECURITIES
   Options                                                                   168,262
DILUTED EPS
   Cumulative effect of accounting change                                  8,831,696         $ (0.20)
                                                                           =========         =======


Net (loss) applicable to common
   shareholders                                         $ (3,144,182)
                                                        ============

BASIC EPS
   (Loss) applicable to common shareholders                                8,663,434         $ (0.36)
                                                                                             =======
EFFECT OF DILUTIVE SECURITIES
   Options                                                                   168,262
DILUTED EPS
   (Loss) applicable to common shareholders                                8,831,696         $ (0.36)
                                                                           =========         =======



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

                                                        INCOME            SHARES        PER SHARE
                                                      (NUMERATOR)      (DENOMINATOR)      AMOUNT
                                                      -----------      -------------      ------


                                                      FOR THE THREE MONTHS ENDED MARCH 31, 1998
                                                      -----------------------------------------
Net income applicable to common
   shareholders                                        $ 3,283,796
                                                       ===========

BASIC EPS
   Income applicable to common shareholders                              8,660,164       $ 0.38
                                                                                         ======
EFFECT OF DILUTIVE SECURITIES
   Options                                                                 576,577
                                                                         ---------
DILUTED EPS
   Income applicable to common shareholders                              9,236,741       $ 0.36
                                                                         =========       ======